UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 27, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2007, the Board of Directors of Ascendia Brands, Inc. (the “Registrant”) elected Steven R. Scheyer (48), Robert F. Connolly (63) and Michael Gross (31) as Directors. Robert Picow resigned as a Director of the Company. The Board of Directors, pursuant to the Registrant’s By-Laws, also voted to increase the size of the Board from 5 members to 7.

The election of Mr. Scheyer as a Director is effective February 27, 2007. Mr. Scheyer was elected in accordance with Section 2(b) of the employment agreement dated February 9, 2006 between the Registrant and Mr. Scheyer (the “Employment Agreement”), pursuant to which Mr. Scheyer was employed as the President and Chief Executive Officer of the Registrant. Such employment becomes effective on March 12, 2007. Section 2(b) of the Employment Agreement requires that the Registrant shall nominate Mr. Scheyer for election to its Board of Directors as soon as practicable following the Commencement Date (as defined in the Employment Agreement) and, for the balance of the Term (as defined), shall nominate and recommend him for re-election whenever his term of office as Director expires.

Mr. Scheyer has not been appointed to serve on any committees of the Board of Directors. Mr. Scheyer will not receive any compensation from the Registrant for serving on its Board of Directors (other than compensation paid in the ordinary course pursuant to the Employment Agreement in consideration of Mr. Scheyer’s service as President and Chief Executive Officer of the Registrant). Mr. Scheyer is not, and since the start of the Registrant’s last fiscal year has not been, a party to, nor has he had any direct or indirect interest in, any transaction involving the Registrant.

Mr. Connolly was elected as a member of the Board of Directors effective upon his acceptance, which acceptance was communicated to the Registrant on March 1, 2007. Mr. Connolly was not appointed to serve on any committees of the Board. The election of Mr. Connolly was not made pursuant to any arrangement or understanding between Mr. Connolly and the Registrant or any other person. Mr. Connolly will be compensated for his service as a Director of the Registrant in accordance with the Registrant’s standard schedule of fees for non-employee Directors, as in effect from time to time. Mr. Connolly is not, and since the start of the Registrant’s last fiscal year has not been, a party to, nor has he had any direct or indirect interest in, any transaction involving the Registrant.

The election of Mr. Gross is effective February 27, 2007. The Board of Directors of the Registrant elected Mr. Gross, who is a partner in Prentice Capital Management LP (“Prentice”) as a Director of the Registrant pursuant to Section 4(q) and (r) of the Third Amended and Restated Securities Purchase Agreement dated February 9, 2006 (the “Securities Purchase Agreement”) between the Registrant, Prencen Lending LLC (“Prencen Lending”) and Prencen LLC (“Prencen”), pursuant to which, inter alia, the Registrant sold to Prencen Lending secured convertible notes of the Registrant (the “Notes”) in the aggregate principal amount of $76,000,000. Prentice is the Manager of Prencen and Prencen Lending.

Section 4(q) of the Securities Purchase Agreement provides that, for as long as Prencen or any affiliate owns (xx) at least $5,000,000 in aggregate principal amount of the Notes, (yy) at least $5,000,000 in the stated value of any preferred stock of the Registrant or (zz) at least 25% of the Registrant’s Series A warrants, the Registrant shall cause one person designated by Prencen to be nominated for election at each meeting of stockholders called for purposes of electing persons as members of the Board of Directors or in connection with any action by written consent of the Registrant’s stockholders undertaken for such purposes, so that there shall at all times be one member of the Board of Directors of the Registrant designated by Prencen. Section 4(r) of the Securities Purchase Agreement further provides that, promptly following the Closing of the transactions contemplated by the Securities Purchase Agreement, the Registrant shall cause its Board of Directors to consist of 7 members (including the member designated by Prencen pursuant to Section 4(q)). Prior to the February 26, 2007 meeting of the Registrant’s Board of Directors, Prencen has notified the Registrant that it had selected Mr. Gross as its designee to serve on the Registrant’s Board of Directors and that Mr. Gross had agreed to serve in such capacity.

Mr. Gross was not appointed to serve on any committees of the Board of Directors. Mr. Gross will be compensated for his service as a Director of the Registrant in accordance with Registrant’s standard schedule of fees for non-employee Directors, as in effect from time to time. Mr. Gross in his individual capacity (and other than as a partner of Prentice) is not, and since the start of the Registrant’s last fiscal year has not been, a party to, nor has he had any direct or indirect interest in, any transaction involving the Registrant.

Concurrently with the acceptance by Mr. Connelly of his election, Robert Picow resigned as a member of the Registrant’s Board of Directors. Such resignation was not the result of any disagreement between Mr. Picow and the Registrant. Mr. Picow will continue to serve as the Chief Executive Officer of the Registrant’s wholly-owned subsidiary Cenuco, Inc.

Item 7.01 - Regulation FD Disclosure

On March 2, 2007 the Registrant issued a press release announcing that Steven R. Scheyer, Robert F. Connolly and Michael Gross had been appointed to the Registrant’s Board of Directors and that Robert Picow had resigned as a Director. A copy of the Registrant’s press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits
Number	Description of Exhibit
99.1	Press Release dated March 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer